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                INFORMATION REQUIRED IN PROXY STATEMENT
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                              Echlin Inc.
           (Name of Registrant as Specified In Its Charter)

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                            SPX Corporation
 (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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                        HOUSE BILL 5695 IS BAD FOR
                                CONNECTICUT

At the instigation of Echlin Inc., some well-intentioned state legislators are proposing modifications to Connecticut business law that would entrench the Boards of Connecticut-incorporated companies and strip shareholders of their voting rights. No other state has ever enacted such an extreme "dead hand" provision into law--promising Connecticut lasting national notoriety for abusive corporate governance.

Echlin is trying to stop shareholders from voting on SPX Corporation's full and fair offer to acquire Echlin--while hiding behind the fiction that this unprecedented law is needed to save Connecticut jobs. Here are the facts:

1.   CONNECTICUT JOBS ARE NOT AT RISK
                          ---

     .    Only 3% of Echlin's 30,000 employees are in Connecticut.

     . SPX will continue operating Echlin's Branford manufacturing facility where the vast majority of Echlin's Connecticut jobs are.

     . Workers would be better off with SPX--a strong company with tremendous growth opportunities whose stock price has more than quadrupled in the last two years under new management.

     . The Connecticut jobs at issue are the approximately 115 corporate staff positions in Echlin's Branford headquarters, which SPX plans to evaluate and make decisions upon based on merit.

     . SPX has a strong history of community involvement and is committed to match or exceed Echlin's community support in Connecticut.

2.   THE VALUE OF CONNECTICUT COMPANIES IS AT RISK
                                        --

     . More than $200 million of value has been destroyed for Echlin shareholders since news of this potential legislation surfaced last week.

     . Under House Bill 5695, even if 100% of a company's shareholders vote to remove directors, they could not be removed for a year after a company received an acquisition offer.

     . After a year, even if a new Board were elected, the new Board would not be allowed to approve a business combination--even one that all shareholders wanted.


     . Under this bill, only the old Board -- the directors voted out by shareholders -- would be able to approve a business combination for five years.


     . Investors won't pay as much for shares in companies in which the Board is no longer accountable to the shareholders--likely reducing the value of all Connecticut companies.

                     DON'T KILL SHAREHOLDER DEMOCRACY
                              IN CONNECTICUT

 CONTACT YOUR STATE LEGISLATOR TO VOICE YOUR OPPOSITION TO HOUSE BILL 5695

    ATTEND TODAY'S PUBLIC HEARING STARTING AT 1PM BEFORE THE JUDICIARY COMMITTEE IN ROOM 2C OF THE LEGISLATIVE OFFICE BUILDING IN HARTFORD

                                                  SPX CORPORATION